UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 1, 2024

CAPITAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-38671	52-2083046
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

2275 Research Boulevard, Suite 600, Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (301) 468-8848

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CBNK	NASDAQ Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

 If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On October 1, 2024, Capital Bancorp, Inc., a Maryland corporation (“Capital”), completed its previously announced merger (the “Merger”) with Integrated Financial Holdings, Inc., a North Carolina corporation (“IFHI”), pursuant to an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated as of March 27, 2024. At the effective time of the Merger (the “Effective Time”), IFHI merged with and into Capital, with Capital continuing as the surviving corporation in the Merger. Pursuant to the terms of the Merger Agreement, each share of IFHI’s common stock, par value $1.00 per share (“IFHI Common Stock”) was converted into the right to receive (a) 1.115 shares of common stock of Capital, par value $0.01 per share (“Capital Common Stock”); and (b) $5.36 in cash per share of IFHI Common Stock held immediately prior to the Effective Time, in addition to cash in lieu of fractional shares. In addition, each stock option granted by IFHI to purchase shares of IFHI Common Stock, whether vested or unvested, outstanding immediately prior to the Effective Time, was assumed by Capital and converted into an equivalent option to purchase Capital Common Stock, with the same terms and conditions as applied to the IFHI stock option.

In accordance with the terms of the Merger Agreement, each share of IFHI Common Stock subject to vesting, repurchase or other lapse restriction that was unvested or contingent and outstanding immediately prior to the Effective Time fully vested (with any performance-based vesting condition deemed satisfied to the extent provided in the applicable award agreement) and was cancelled and converted automatically into the right to receive merger consideration in respect of each such share of IFHI Common Stock underlying such restricted stock award.

Immediately following the Merger, West Town Bank & Trust (“West Town Bank”), a state bank chartered under the laws of Illinois and wholly owned subsidiary of IFHI, merged with and into Capital Bank, N.A. (“Capital Bank”), a national banking association and wholly owned subsidiary of Capital, with Capital Bank as the surviving bank.

The foregoing description of the Merger does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached as Exhibit 2.1 to Capital’s current report on Form 8-K, filed with the Securities and Exchange Commission on April 1, 2024.

The issuance of shares of Capital Common Stock in connection with the Merger was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-279900) filed by Capital with the Securities and Exchange Commission and declared effective on June 25, 2024 (the “Registration Statement”). The joint proxy statement/prospectus (the “Joint Proxy Statement/Prospectus”) included in the Registration Statement contains additional information about the Merger Agreement and the transactions contemplated thereby.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Executive Officer

 At the Effective Time, Mr. Michael Breckheimer, age 37, was appointed to the position of Senior Vice President, Head of Windsor Advantage, LLC (“Windsor”), a wholly owned subsidiary of Capital Bank as of the Effective Time. Mr. Breckheimer previously served as President and Chief Executive Officer of Windsor from July 2018 through immediately prior to the Effective Time and also served as Executive Vice President of Corporate Strategy of IFHI from February 2021 through immediately prior to the Effective Time. As previously described in the Joint Proxy Statement/Prospectus, Mr. Breckheimer entered into an employment agreement with Capital setting forth the terms of his employment following the Merger. Mr. Breckheimer’s employment agreement was amended and restated as of September 17, 2024 (the “Breckheimer Agreement”) to cause Windsor to act as Mr. Breckheimer’s employing entity but otherwise was not materially modified. A copy of the Breckheimer Agreement is attached hereto as Exhibit 10.1. The foregoing description of the Breckheimer Agreement does not purport to be complete and is qualified entirely by reference to the text of the Breckheimer Agreement and to the description contained in the Joint Proxy Statement/Prospectus under the caption “The Merger – Interests of IFHI Directors and Executive Officers in the Merger,” both of which are incorporated by reference into this Item 5.02.

As an executive officer, Mr. Breckheimer will be eligible to participate in certain of Capital’s executive-level equity compensation and welfare benefit programs. Additional information concerning Capital’s compensatory plans and programs for executive officers is provided in the sections of Capital’s proxy statement for the 2024 annual meeting of shareholders (the “2024 Proxy Statement”) captioned “Compensation Discussion and Analysis,” which is incorporated into this Item 5.02 by reference.

There are no family relationships between Mr. Breckheimer and any director or executive officer of Capital. Except as described in this Current Report on Form 8-K, there are no arrangements or understandings between Mr. Breckheimer and any other person pursuant to which he was appointed as Senior Vice President, Head of Windsor, and Capital has not entered into any transactions with Mr. Breckheimer that are reportable pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Appointment to Board of Directors

At the Effective Time, pursuant to the terms of the Merger Agreement, the size of the board of directors (the “Board”) of Capital was increased to twelve (12) directors and Mr. Marc McConnell was appointed to the Board. Mr. McConnell served as Chairman of the IFHI board of directors from August 2020 through immediately prior to the Effective Time and as Chairman of West Town Bank’s board of directors from June 2009 through immediately prior to the Effective Time. Mr. McConnell also served as President and Chief Executive Officer of IFHI from January 2023 through immediately prior to the Effective Time.

Mr. McConnell has not yet been appointed to any board committees and, other than the Merger Agreement, there is no arrangement between Mr. McConnell and any other person pursuant to which he was elected as a director. There are no transactions between the Company and Mr. McConnell requiring disclosure under Item 404(a) of Regulation S-K.

As a director, Mr. McConnell will be eligible to participate in all compensation plans and programs applicable to non-employee directors of Capital. Additional information concerning Capital’s current compensation programs for non-employee directors can be found in the 2024 Proxy Statement under the caption “Compensation of Non-Employee Directors” which is incorporated by reference in this Item 5.02.

Item 8.01	Other Events

On October 1, 2024, the Company issued a press release announcing the completion of the Merger. A copy of the press release is incorporated herein by reference as Exhibit 99.1

Item 9.01

(a)	Financial statements of business acquired

The financial statements of IFHI required by Item 9.01(a) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(b)	Pro forma financial information

The pro forma financial information required by Item 9.01(b) of Form 8-K will be filed by amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K was required to be filed.

(d)	Exhibits

The following exhibits are filed as part of this Current Report:

Exhibit No.	Description of Filed Exhibit
2.1
Agreement and Plan of Merger and Reorganization, dated March 27, 2024, by and between Capital Bancorp, Inc. and Integrated Financial Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Current Report on Form 8-K filed on April 1, 2024).

10.1	Amended and Restated Employment Agreement, dated as of September 17, 2024, by and between Michael Breckheimer and Windsor Advantage, LLC.

99.1	Press Release of Capital Bancorp, Inc., dated as of October 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

CAPTIAL BANCORP, INC.

Date:	October 1, 2024	By:	/s/ Dominic Canuso
Dominic Canuso
Chief Financial Officer